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                                                                    Exhibit 21.1


                            MILLENNIUM CHEMICALS INC.

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
                                                                                          STATE OR COUNTRY
                                                                                          OF INCORPORATION
                                                                                          ----------------
Millennium Chemicals Inc.                                                                 Delaware/UK Resident
   Millennium Overseas Holdings Limited                                                   United Kingdom
       Millennium Chemicals UK Holdings Limited                                           United Kingdom
         Millennium Grimsby Ltd.                                                          United Kingdom
                   Millennium Inorganic Chemicals Limited                                 United Kingdom
                     Millennium Inorganic Chemicals S.A.                                  France
                       Societe Immobiliere de la Cote Societe Anonyme                     France
                       Thann Chimie SNC                                                   France
                             Millennium Holdings Brasil Ltda.                             Brazil
                                   Millennium Inorganic Chemicals do Brasil S.A. (1)      Brazil
       Millennium Stallingborough Ltd.                                                    United Kingdom
             Rutile Holdings Ltd.                                                         United Kingdom
               SCMC Holdings B.V.                                                         Netherlands
                     Millennium Bunbury Ltd.                                              Australia
                           Millennium Inorganic Chemicals Ltd.                            Australia
                                 Millennium Performance Chemicals (Advanced
                                               Ceramics) Pty. Ltd.                        Australia
       Millennium America Holdings Inc.                                                   Delaware
         Millennium America Inc.                                                          Delaware
               Millennium Holdings Inc.                                                   Delaware
                     Millennium Specialty Chemicals Inc.                                  Delaware
                     Millennium Petrochemicals Inc.                                       Virginia
                       Millennium Petrochemicals GP LLC (2)                               Delaware
                       Millennium Petrochemicals LP LLC (2)                               Delaware
                       Millennium Methanol LP Inc. (3)                                    Delaware
                       Millennium Methanol GP Inc. (3)                                    Delaware
                     Millennium Inorganic Chemicals Inc.                                  Delaware
                        HMB Holdings Inc.                                                 Delaware
                             MHC Inc.                                                     Delaware
                                   LeMean Property Holdings Corporation                   Delaware
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(1)  Millennium Holdings Brasil Ltda. owns 99% of the voting shares and 72% of the total shares of Millennium Inorganic Chemicals do Brasil S.A.

(2) Millennium Petrochemicals GP LLC and Millennium Petrochemicals LP LLC together own a 29.5% interest in Equistar Chemicals, LP.

(3) Millennium Methanol LP Inc. and Millennium Methanol GP Inc. together own an 85% interest in La Porte Methanol Company, L.P.